Exhibit 99.1

Tower Group, Inc. Reports a 158% Increase in Second Quarter of 2006 Net Income

    NEW YORK--(BUSINESS WIRE)--Aug. 3, 2006--Tower Group, Inc. (NASDAQ: TWGP) today reported a 158% increase in second quarter of 2006 net income to $12.3 million ($0.61 per diluted share) as compared to net income of $4.8 million ($0.24 per diluted share) in the second quarter of 2005.
    For the first six months of 2006, net income increased 122% to $18.8 million ($0.93 per diluted share) as compared to $8.5 million ($0.42 per diluted share) for the first six months of 2005.


GAAP Financial Highlights:

                                   Three Months        Six Months
                                  Ended June 30,      Ended June 30,
                                ------------------ -------------------
                                   2006     2005     2006      2005
                                --------- -------- --------- ---------
                                        ($ in thousands)
Gross premiums written          $124,414  $84,006  $211,787  $148,674
Net premiums written              45,473   59,185   128,351   104,546
Net premiums earned               59,286   37,591   116,542    67,609
Total commission and fee income   12,553    8,908    21,954    18,736
Net investment income              5,292    3,733     9,952     6,348
Net realized gain on
 investments                          29       20      (116)      229
Total revenues                    77,160   50,252   148,332    92,922
Other income                      12,434       -     12,434         -
Net Income                        12,285    4,765    18,795     8,482
EPS - Basic                        $0.62    $0.24     $0.95     $0.43
EPS - Diluted                      $0.61    $0.24     $0.93     $0.42

Return on Average Equity            31.8%    14.3%     24.7%     12.7%
                                ========= ======== ========= =========

    During the three and six months ended June 30, 2006, significant events affected the consolidated results of Tower and the exclusion of these is more indicative of Tower's operating performance. The following table reconciles the effect of these events to GAAP results.


Non-GAAP Financial Measures:

                                     Three Months       Six Months
                                     Ended June 30,    Ended June 30,
                                   ----------------- -----------------
                                     2006     2005     2006      2005
                                   -------- -------- -------- --------
                                           ($ in thousands)

Pre-tax GAAP income as reported    $18,845  $ 7,184  $28,993  $12,918
Significant Events:
  Less: Gain on CastlePoint Shares  (7,883)     -     (7,883)    -
  Less: Warrant received from
   unconsolidated affiliate         (4,605)     -     (4,605)    -
  Add: PXRE commutation/novation     5,459      -      5,459     -
  Add: CastlePoint start-up costs       -       -        472     -
Adjusted pre-tax income             11,816    7,184   22,436  12,918
Income tax expense (excludes the
 tax effect of adjustments)          4,100    2,419    7,738   4,436
Adjusted net income                  7,716    4,765   14,698   8,482

Adjusted EPS - Diluted               $0.38    $0.24    $0.73   $0.42

Adjustment to return on average
 equity                             (11.6%)            (5.1%)
Return on average equity, excluding
 the effects of the PXRE
 transactions and CastlePoint items  20.2%    14.3%    19.6%    12.7%
                                   ======== ======== ======== ========

    Michael H. Lee, President and Chief Executive Officer of Tower Group, Inc. commented, "Our second quarter results established new records for both revenue and earnings as reflected by our increasing return on equity. During the quarter, we achieved strong growth in gross and net premiums earned and investment income while continuing to maintain a disciplined underwriting approach. In addition, we eliminated our exposure to reinsurance recoverables from an unrated reinsurer at favorable terms to further strengthen our balance sheet. This was also our first quarter with CastlePoint Re as our quota share reinsurer, and this relationship further strengthened our business model by supporting our growth and improving our return on average equity to the upper end of our target range for the year."
    During the three months ended June 30, 2006 significant events that affected the consolidated results of operations included the execution of commutation and novation agreements between us and PXRE Reinsurance Company ("PXRE") to eliminate our exposure to uncollateralized reinsurance recoverables from PXRE, which had requested the withdrawal of its financial strength and issuer rating from A.M.Best. Tower recorded charges totaling $5.5 million as a result of these agreements. Additionally, Tower recognized a gain relating to its investment in CastlePoint Holdings, Ltd. ("CastlePoint") as result of the sale of unissued common shares by CastlePoint in a private offering. This resulted in an increase in the book value per share of Tower's existing investment in CastlePoint which resulted in a $7.9 million gain for Tower. Tower recognized its share of CastlePoint's operating results and investment portfolio fair value change for the three months ending June 30, 2006 using the equity method of accounting. Additionally, Tower received a warrant to purchase additional CastlePoint shares valued at $4.6 million in exchange for sponsorship services, which includes management, organizational and industry expertise to establish CastlePoint and prepare for CastlePoint's private placement offering. The warrant was valued at the high end of the previously announced range. The net effect of these transactions and gains on pre-tax income was $7.0 million in the second quarter of 2006.
    Total revenues increased by 53.5% to $77.2 million for the three months ended June 30, 2006 compared to $50.3 million for the same period in 2005. Net premiums earned increased by 57.7% to $59.3 million for the three months ended June 30, 2006 compared to $37.6 million for the same period in 2005. The increase in net premiums earned was due to the overall increase in gross premiums written in the second quarter of 2006 and the novation agreements with PXRE, which added $11.4 million of net premiums earned in the second quarter of 2006. Consideration received under novation agreements is recorded as premiums written and earned. Since Tower did not place quota share reinsurance during the first quarter of 2006, we ceded to CastlePoint Reinsurance $40.9 million of unearned premiums as of April 1, 2006, and $30.0 million of premiums written on policies that incepted during the second quarter of 2006 with both cessions reflecting a 30% quota share ceding percentage as compared to 25% in the three months ended June 30, 2005.
    Total commission and fee income increased by 40.9% to $12.6 million in the second quarter of 2006 compared to $8.9 million in the second quarter of 2005. Net investment income increased by 41.8% to $5.3 million for the three months ended June 30, 2006 compared to $3.7 million for the same period in 2005. On a tax equivalent basis, the investment yield was 5.4% as of June 30, 2006 and 5.1% as of June 30, 2005.
    Gross loss and loss adjustment expenses and the gross loss ratio for the insurance and reinsurance segments combined for the three months ended June 30, 2006 were $58.6 million and 61.3%, respectively, compared to $31.4 million and 57.1%, respectively, for the same period in 2005. The net loss ratio for the combined segments was 69.9% for the three months ended June 30, 2006, which reflected charges resulting from the commutation and novation agreements with PXRE, as compared to 58.6% in the same period of 2005. The effects of these agreements added 12.2% to the net loss ratio for the combined segments for the three months ended June 30, 2006.
    Underwriting expenses for the insurance and reinsurance segments combined, which include direct commission expenses and other underwriting expenses, were $25.0 million for the three months ended June 30, 2006 as compared with $16.9 million for the same period in 2005. Our gross expense ratio was 25.9% for the three months ended June 30, 2006 as compared with 30.3% for the same period in 2005.
    The net underwriting expense ratio, which reflects the benefit of ceding commission revenue that lowers the gross expense ratio, was 24.8% for the three months ended June 30, 2006 as compared to 30.2% for the same period in 2005. The net expense ratio was adversely affected by the reduction in ceding commissions of $3.2 million resulting from the commutations with PXRE. The effect of this charge added 0.9% to the net expense ratio which included the benefit of additional ceding commission revenue during the second quarter due to the additional ceded earned premiums arising from the ceded unearned premium as of April 1, 2006.
    The gross combined ratio was 87.2% for the three months ended June 30, 2006 as compared with 87.4% for the same period in 2005. The net combined ratio was 94.7% for the three months ended June 30, 2006 as compared to 88.8% for the same period in 2005. The effect of the commutation and novation added 13.1% to the net combined ratio.

    Additional Highlights:

    Catastrophe Reinsurance
    Tower successfully completed the placement of its catastrophe reinsurance program during very difficult conditions in the property catastrophe reinsurance market. The property catastrophe models utilized in the insurance industry had changed recently to reflect on more significant loss scenarios, and this increased the level of protection required above the growth rate in exposures. Reinsurance protection was renewed on July 1, and Tower will continue to actively monitor the exposure.

    Dividend Declaration
    Tower Group, Inc. announced today that the Company's Board of Directors approved a quarterly dividend on July 27, 2006 of $0.025 per share payable September 27, 2006 to stockholders of record as of September 15, 2006.

    2006 Guidance
    For the third quarter of 2006, we project net income to increase to a range between $8.2 million and $8.7 million. We project the diluted earnings per share in the third quarter to be in the range between $0.41 and $0.43 per diluted share. For the full year, we anticipate net income to be in a range between $36.5 million and $37.5 million and diluted earnings per share to be between $1.80 and $1.85 on a GAAP basis which includes the effects of the PXRE transactions, CastlePoint items and increased catastrophe reinsurance costs.

    About Tower Group, Inc.

    Tower Group, Inc. offers property and casualty insurance products and services through its insurance company and insurance service subsidiaries. Its two insurance company subsidiaries are Tower Insurance Company of New York which is rated A- (Excellent) by A.M. Best Company and Tower National Insurance Company which is also rated A- (Excellent) by A.M. Best Company. Both subsidiaries offer commercial insurance products to small to medium-size businesses and personal insurance products to individuals.

    Cautionary Note Regarding Forward-Looking Statements

    The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements. This release or any other written or oral statements made by or on behalf of the Company may include forward-looking statements that reflect the Company's current views with respect to future events and financial performance. All statements other than statements of historical fact included in this release are forward-looking statements. Forward-looking statements can generally be identified by the use of forward-looking terminology such as "may," "will," "plan," "expect," "intend," "estimate," "anticipate," "believe" or "continue" or their negative or variations or similar terminology. All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause our actual results to differ materially from those indicated in these statements. We believe that these factors include but are not limited to ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions; increased competition on the basis of pricing, capacity, coverage terms or other factors; greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data; the effects of acts of terrorism or war; developments in the world's financial and capital markets that adversely affect the performance of our investments; changes in regulations or laws applicable to us, our subsidiaries, brokers or customers; acceptance of our products and services, including new products and services; changes in the availability, cost or quality of reinsurance and failure of our reinsurers to pay claims timely or at all; decreased demand for our insurance or reinsurance products; loss of the services of any of our executive officers or other key personnel; the effects of mergers, acquisitions and divestitures; changes in rating agency policies or practices; changes in legal theories of liability under our insurance policies; changes in accounting policies or practices; and changes in general economic conditions, including inflation and other factors. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
    For more information visit Tower's Web site at http://www.twrgrp.com/.


                Insurance Overall Results of Operations
                  Insurance and Reinsurance Segments
                            Second Quarter
                           ($ in thousands)


                                           Three Months ended June 30,
                                                                  %
                                             2006       2005    Change
Revenues
Earned  premiums:
    Gross premiums earned                  $ 95,568   $ 55,060   73.6%
    Less: Ceded premiums earned             (36,281)   (17,469) 107.7%
     Net premiums earned                     59,287     37,591   57.7%
Ceded commission revenue                     10,077      5,330   89.1%
Policy Billings Fees                            272        230   18.3%
                                           --------------------
Total Revenue                                69,636     43,151   61.4%

Expenses
Loss and Loss Adjustment Expenses
Gross loss and loss adjustment expenses      58,562     31,419   86.4%
Less: Ceded loss and loss adjustment
 expenses                                   (17,137)    (9,406)  82.2%
                                           --------------------
Net loss and loss adjustment expense         41,425     22,013   88.2%
Underwriting Expenses
     Commissions paid to producers           14,533      9,495   53.1%
     Other underwriting expenses             10,509      7,410   41.8%
                                           --------------------
Total Underwriting Expense                   25,042     16,905   48.1%

Underwriting Profit                        $  3,169   $  4,233  -25.1%
                                           ====================

Key Measures
Written Premiums
  Gross                                    $124,414   $ 84,006   48.1%
  Ceded                                     (78,941)   (24,821) 218.0%
                                           --------------------
  Net                                      $ 45,473   $ 59,185  -23.2%
                                           ====================
Loss ratios
  Gross                                        61.3%      57.1%
  Net                                          69.9%      58.6%
Accident Year Loss Ratio
  Gross                                        61.2%      57.9%
  Net                                          67.4%      60.1%
Expense ratios
  Gross                                        25.9%      30.3%
  Net                                          24.8%      30.2%
Combined ratios (GAAP)
  Gross                                        87.2%      87.4%
  Net                                          94.7%      88.8%


                Insurance Overall Results of Operations
                  Insurance and Reinsurance Segments
                           First Six Months
                           ($ in thousands)


                                            Six Months ended June 30,
                                                                  %
                                             2006       2005    Change
Revenues
Earned  premiums:
    Gross premiums earned                  $172,184   $100,928   70.6%
    Less: Ceded premiums earned             (55,641)   (33,319)  67.0%
     Net premiums earned                    116,543     67,609   72.4%
Ceded commission revenue                     17,379     11,176   55.5%
Policy Billings Fees                            539        426   26.5%
                                           --------------------
Total Revenue                               134,461     79,211   69.8%

Expenses
Loss and Loss Adjustment Expenses
Gross loss and loss adjustment expenses     101,874     57,495   77.2%
Less: Ceded loss and loss adjustment
 expenses                                   (27,239)   (17,420)  56.4%
                                           --------------------
Net loss and loss adjustment expense         74,635     40,075   86.2%
Underwriting Expenses
     Commissions paid to producers           27,010     17,076   58.2%
     Other underwriting expenses             21,684     14,370   50.9%
                                           --------------------
Total Underwriting Expense                   48,694     31,446   54.8%

Underwriting Profit                        $ 11,132   $  7,690   44.8%
                                           ====================

Key Measures
Written Premiums
  Gross                                    $211,787   $148,674   42.5%
  Ceded                                     (83,436)   (44,128)  89.1%
                                           --------------------
  Net                                      $128,351   $104,546   22.8%
                                           ====================
Loss ratios
  Gross                                        59.2%      57.0%
  Net                                          64.0%      59.3%
Accident Year Loss Ratio
  Gross                                        59.6%      57.9%
  Net                                          63.3%      60.1%
Expense ratios
  Gross                                        28.0%      30.7%
  Net                                          26.4%      29.4%
Combined ratios (GAAP)
  Gross                                        87.2%      87.7%
  Net                                          90.4%      88.7%


           Insurance Services Segment Results of Operations


                                Three Months Ended  Six Months Ended
                                     June 30,           June 30,
                                --------------------------------------
                                  2006      2005     2006       2005
                                 ------- --------- -------- ----------
                                           ($ in thousands)
Revenues
Direct commission revenue from
 managing general agency         $1,105  $  2,166  $ 1,911  $   4,691
Claims administration revenue       922     1,097    1,884      2,150
Reinsurance intermediary fees(1)    174        79      235        282
Policy billing fees                   2         6        5         11
                                 ------- --------- -------- ----------
Total Revenues                    2,203     3,348    4,035      7,134
                                 ------- --------- -------- ----------
Expenses
Direct commissions expense paid
 to producers                       731     1,174    1,334      2,385
Other insurance services
 expenses(2)                        305       455      542        940
Claims expense reimbursement to
 TICNY                              911     1,091    1,869      2,141
                                 ------- --------- -------- ----------
Total Expenses                    1,947     2,720    3,745      5,466
                                 ------- --------- -------- ----------
Insurance Services Pre-tax
 Income                          $  256  $    628  $   290  $   1,668
                                 ======= ========= ======== ==========
Premium produced by TRM on
 behalf of issuing companies     $4,834  $  8,431  $ 8,862  $  16,875
                                 ======= ========= ======== ==========


                           Tower Group, Inc.
                 Consolidated Statements of Income and
                       Comprehensive Net Income
                              (Unaudited)


                            Three Months Ended     Six Months Ended
                                 June 30,              June 30,
                          --------------------- ----------------------
                             2006       2005        2006       2005
                          ---------- ---------- ---------- -----------
                          ($ in thousands, except share and per share
                                            amounts)
Revenues
   Net premiums earned    $   59,286 $   37,591 $  116,542 $   67,609
   Ceding commission
    revenue                   10,077      5,330     17,379     11,176
   Insurance services
    revenue                    2,202      3,342      4,031      7,123
   Net investment income       5,292      3,733      9,952      6,348
   Net realized gains on
    investments                   29         20       (116)       229
   Policy billing fees           274        236        544        437
                          ---------- ---------- ---------- -----------
     Total revenues           77,160     50,252    148,332     92,922
                          ---------- ---------- ---------- -----------
Expenses
  Loss and loss adjustment
   expenses                   41,424     22,013     74,634     40,075
  Direct commission
   expense                    15,265     10,669     28,345     19,461
  Other operating expenses    12,207      9,280     25,591     18,197
  Interest expense             1,853      1,106      3,203      2,271
                          ---------- ---------- ---------- -----------
     Total expenses           70,749     43,068    131,773     80,004
                          ---------- ---------- ---------- -----------
Other Income
  Equity in (loss) of
   unconsolidated
   affiliate                    (54)         -        (54)         -
  Gain from issuance of
   common stock of
   unconsolidated
   affiliate                   7,883         -       7,883         -
  Warrant received from
   unconsolidated
   affiliate                   4,605         -       4,605         -
                          ---------- ---------- ---------- -----------
  Income before income
   taxes                      18,845      7,184     28,993     12,918
                          ---------- ---------- ---------- -----------
  Income tax expense           6,560      2,419     10,198      4,436
                          ---------- ---------- ---------- -----------
     Net income           $   12,285 $    4,765 $   18,795 $    8,482
                          ========== ========== ========== ===========

Comprehensive Net Income
  Net income              $   12,285 $    4,765 $   18,795 $    8,482
  Other comprehensive
   income:
     Gross unrealized
      investment holding
      (losses) gains
      arising during
      period                 (2,478)      4,827    (5,877)        341
     Equity in net
      unrealized (losses)
      gains in investment
      in unconsolidated
      affiliate's
      investment portfolio     (112)         -       (112)         -
     Less:
      reclassification
      adjustment for
      (gains) losses
      included in net
      income                    (29)       (20)       116       (229)
                          ---------- ---------- ---------- -----------
                             (2,619)     4,807     (5,873)       112
     Income tax benefit
      (expense) related to
      items of other
      comprehensive
      income                     917    (1,683)      1,998       (39)
                          ---------- ---------- ---------- -----------
     Total other
      comprehensive net
      (loss) income          (1,702)      3,124    (3,875)        73
                          ---------- ---------- ---------- -----------
        Comprehensive Net
         Income           $   10,583 $    7,889 $   14,920 $    8,555
                          ========== ========== ========== ===========

Earnings Per Share
  Basic earnings per
   common share           $     0.62 $     0.24 $     0.95 $     0.43
                          ========== ========== ========== ===========
  Diluted earnings per
   common share           $     0.61 $     0.24 $     0.93 $     0.42
                          ========== ========== ========== ===========

Weighted Average Common
 Shares Outstanding:
     Basic                19,742,004 19,555,327 19,713,453 19,538,219
     Diluted              20,265,054 20,108,917 20,241,611 20,093,198


                           Tower Group, Inc.
                      Consolidated Balance Sheets

                                                 (Unaudited)
                                                  June 30,    Dec. 31
                                                     2006      2005
                                                 ----------- ---------
                                                   ($ in thousands,
                                                    except par value
                                                  and share amounts)
Assets
Fixed-maturity securities, available-for-sale, at
 fair value (amortized cost $374,300 in 2006 and
 $331,123 in 2005)                                 $363,562  $326,681
Equity securities, available-for-sale, at fair
 value (cost $6,681 in 2006 and $6,681 in 2005)       6,624     5,934
Equity securities, at cost                           25,191    24,558
Common trust securities - statutory business
 trusts, equity method                                2,045     1,426
                                                   --------- ---------
    Total investments                               397,422   358,599
Cash and cash equivalents                            81,829    38,760
Investment income receivable                          4,057     3,337
Agents' balances receivable                          54,307    46,004
Assumed premiums receivable                           6,983     1,076
Ceding commission receivable                              -     8,727
Reinsurance recoverable                              95,987   104,811
Receivable - claims paid by agency                    3,167     2,309
Prepaid reinsurance premiums                         73,449    43,319
Deferred acquisition costs net of deferred ceding
 commission revenue                                  32,855    29,192
State income taxes recoverable                           84       365
Deferred income taxes                                 5,536     3,204
Intangible assets                                     5,940     5,835
Fixed assets, net of accumulated depreciation        11,027     7,920
Investment in unconsolidated affiliate               26,849         -
Other assets                                          6,350     3,999
                                                   --------- ---------
    Total Assets                                   $805,842  $657,457
                                                   ========= =========
Liabilities
Loss and loss adjustment expenses                  $254,412  $198,724
Unearned premium                                    199,718   157,779
Reinsurance balances payable                         33,121    19,200
Payable to issuing carriers                           3,585     5,252
Funds held as agent                                   8,195     8,191
Funds held under reinsurance agreements              59,792    59,042
Accounts payable and accrued expenses                12,495    13,694
Other liabilities                                     2,867     2,867
Federal income taxes payable                          3,696       460
Subordinated debentures                              68,045    47,426
                                                   --------- ---------
   Total Liabilities                                645,926   512,635
                                                   --------- ---------
Stockholders' Equity
Common stock ($0.01 par value per share;
 40,000,000 shares authorized;
 and 19,956,606 shares issued in 2006 and
 19,872,672 in 2005)                                    199       199
Paid-in-capital                                     112,293   111,066
Accumulated other comprehensive net income           (7,226)   (3,352)
Retained earnings                                    54,827    37,019
Treasury stock (23,457 shares in 2006 and 17,881
 in 2005)                                              (177)     (110)
                                                   --------- ---------
   Total Stockholders' Equity                       159,916   144,822
                                                   --------- ---------
   Total Liabilities and Stockholders' Equity      $805,842  $657,457
                                                   ========= =========

    CONTACT: Tower Group, Inc.
             Thomas Song, 212-655-4789
             tsong@twrgrp.com